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                                                                     EXHIBIT 4.5

                         FOURTH SUPPLEMENTAL INDENTURE

     THIS SUPPLEMENTAL INDENTURE (the "Fourth Supplemental Indenture") dated as of November 11, 2002, among KELLY MEDICAL SERVICES CORPORATION, a West Virginia corporation, HEALTH CARE ALLIANCE, INC., a West Virginia corporation, and MEDICAL SERVICES, INC., a West Virginia corporation, (the "Guaranteeing Subsidiaries"), all subsidiary corporations of Team Health, Inc., a Tennessee corporation (the "Company"), the other Guarantors (as defined in the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture referred to herein) and The Bank of New York as successor in interest to United States Trust Company of New York, as trustee under the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, and the Third Supplemental Indenture referred to below (the "Trustee").

                                   WITNESSETH

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture") dated as of March 12, 1999, providing for the issuance of an aggregate principal amount of up to $100.0 million of 12% Senior Subordinated Notes due 2009 (the "Notes"); and

     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantees"); and

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a supplemental indenture dated as of March 28, 2001 (the "First Supplemental Indenture"); and

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a supplemental indenture dated as of September 3, 2001 (the "Second Supplemental Indenture"); and

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a supplemental indenture dated as of May 31, 2002 (the "Third Supplemental Indenture"); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Fourth Supplemental Indenture.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby agree as follows:

          (a) Along with all other Guarantors, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that;

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               (i)   the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and


               (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.


          (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          (c) The following are hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

          (d) These Subsidiary Guarantees shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

          (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, these Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (f) The Guaranteeing Subsidiaries shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of these Subsidiary Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of these Subsidiary Guarantees.

          (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

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          (i)  Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture shall result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

     3. EXECUTION AND DELIVERY. The Guaranteeing Subsidiaries agree that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantees.

     4.   GUARANTEEING SUBSIDIARIES MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

          (a) No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) or sell, assign, transfer convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

               (i) the Company or a Guarantor is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

               (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) or the entity or Person to which such sale, transfer, conveyance or other disposition is made assumes all the obligations of such Guarantor under the Notes, the Indenture and the Subsidiary Guarantees, pursuant to a supplemental indenture in the form of Exhibit F to the Indenture;

               (iii) immediately after giving effect to such transaction, no Default or Event of Default exists; and

               (iv) the Company (i) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (ii) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
          Section 4.09 of the Indenture;

          (b) In case of any such consolidation, merger, sale, or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary

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     Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary guarantees theretofore and thereafter issued in accordance with the terms of the indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

          (c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

     5.   RELEASES.

          (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under the Subsidiary Guarantees; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

          (b) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principle of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.

     6. NO RECOURSE AGAINST OTHERS. No past, present, or future director, officer, employee, incorporator, stockholder, or agent of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiaries under the Notes, any Subsidiary Guarantees, the Indenture or this Fourth Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

     7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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     8.   COUNTERPARTS.  The parties may sign any number of copies of this
Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

     IN WITNESS WHEREOF, the undersigned, through their duly-authorized representatives, have executed this Fourth Supplemental Indenture effective as of the date first set forth above.


                           GUARANTEEING SUBSIDIARIES:



                           KELLY MEDICAL SERVICES CORPORATION
                           HEALTH CARE ALLIANCE, INC.
                           MEDICAL SERVICES, INC.


                           By: /s/ David P. Jones
                              ------------------------------
                           Name:
                           Title:

                           COMPANY:

                           TEAM HEALTH, INC.



                           By: /s/ David P. Jones
                              ------------------------------
                           Name:
                           Title:


                           GUARANTORS:

                           ALLIANCE CORPORATION
                           HERSCHEL FISCHER, INC.
                           INPHYNET HOSPITAL SERVICES, INC.
                           INPHYNET MEDICAL MANAGEMENT
                                INSTITUTE, INC.
                           KARL G. MANGOLD, INC.
                           CHARLES L. SPRINGFIELD, INC.
                           DANIEL & YEAGER, INC.
                           EMERGENCY COVERAGE CORPORATION


                                       5
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                                    INPHYNET CONTRACTING SERVICES, INC.
                                    INPHYNET LOUISIANA, INC.
                                    HOSPITAL BASED PHYSICIAN SERVICES, INC.
                                    INPHYNET ANESTHESIA OF WEST
                                         VIRGINIA, INC.
                                    MED ASSURE SYSTEMS, INC.
                                    METROAMERICAN RADIOLOGY, INC.
                                    NEO-MED, INC.
                                    PARAGON ANESTHESIA, INC.
                                    PARAGON CONTRACTING SERVICES, INC.
                                    PARAGON IMAGING CONSULTANTS, INC.
                                    QUANTUM PLUS, INC.
                                    REICH, SEIDLEMANN & JANICKI CO.
                                    ROSENDORF, MARGULIES, BORUSHOK &
                                         SCHOENBAUM RADIOLOGY ASSOCIATES
                                         OF HOLLYWOOD, INC.
                                    SARASOTA EMERGENCY MEDICAL
                                         CONSULTANTS, INC.
                                    SOUTHEASTERN EMERGENCY
                                         PHYSICIANS, INC.
                                    SOUTHEASTERN EMERGENCY PHYSICIANS
                                         OF MEMPHIS, INC.
                                    TEAM HEALTH FINANCIAL SERVICES, INC.
                                    TEAM RADIOLOGY, INC.
                                    THBS, INC.
                                    VIRGINIA EMERGENCY PHYSICIANS, INC.
                                    DRS. SHEER, AHEARN & ASSOCIATES, INC.
                                    EMERGENCY PHYSICIAN ASSOCIATES, INC.
                                    EMERGENCY PROFESSIONAL SERVICES, INC.
                                    THE EMERGENCY ASSOCIATES FOR
                                         MEDICINE, INC.
                                    EMERGENCY PHYSICIANS OF MANATEE, INC.
                                    EMERGENCY MANAGEMENT SPECIALISTS, INC.
                                    INPHYNET SOUTH BROWARD, INC.
                                    NORTHWEST EMERGENCY PHYSICIANS,
                                         INCORPORATED
                                    INPHYNET JOLIET, INC.
                                    ACCESS NURSE PM, INC.
                                    ACUTE CARE SPECIALISTS CO.
                                    MEDICAL MANAGEMENT RESOURCES, INC.
                                    PARK MED OF FLORIDA, INC.
                                    SENTINEL MEDICAL SERVICES, INC.
                                    TEAM ANESTHESIA, INC.
                                    INTEGRATED SPECIALISTS MANAGEMENT
                                         SERVCIES, INC.
                                    PHYSICIAN INTEGRATION CONSULTING
                                         SERVICES, INC.
                                    AFTER HOURS PEDIATRIC PRACTICES, INC.
                                    SPECTRUM CRUISE CARE, INC.
                                    SPECTRUM HEALTHCARE, INC.
                                    SPECTRUM HEALTHCARE NATIONWIDE, INC.


                                       6
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                                    SPECTRUM HEALTHCARE RESOURCES, INC.
                                    SPECTRUM HEALTHCARE
                                       RESOURCES OF DELAWARE, INC.
                                    SPECTRUM HEALTHCARE SERVICES, INC.
                                    SPECTRUM PRIMARY CARE
                                       OF DELAWARE, INC.
                                    SPECTRUM PRIMARY CARE, INC.



                                    By: /s/ David P. Jones
                                       -------------------------------
                                    Name:
                                    Title:


                                    IMBS, INC.



                                    By: /s/ Robert Joyner
                                       ---------------------------------------
                                    Name: Robert Joyner
                                    Title: Executive Vice President


                                    FISCHER MANGOLD PARTNERSHIP

                                    By: Herschel Fischer, Inc., General Partner

                                    By: /s/ David P. Jones
                                       ----------------------------------------
                                    Name:
                                    Title:

                                    By: Karl G. Mangold, Inc., General Partner

                                    By: /s/ David P. Jones
                                       ----------------------------------------
                                    Name:
                                    Title:

                                    MT. DIABLO EMERGENCY PHYSICIANS,
                                       A CALIFORNIA GENERAL PARTNERSHIP

                                    By: Herschel Fischer, Inc., General Partner

                                    By: /s/ David P. Jones
                                       ----------------------------------------
                                    Name:
                                    Title:

                                    By: Karl G. Mangold, Inc., General Partner

                                    By: /s/ David P. Jones
                                       ----------------------------------------
                                    Name:
                                    Title:


                                       7
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                           PARAGON HEALTHCARE LIMITED
                           PARTNERSHIP


                           By: Inphynet Hospital Services, Inc., General
                                   Partner


                           By: /s/ David P. Jones
                              ------------------------------
                           Name:
                           Title:


                           TEAM HEALTH SOUTHWEST, L.P.


                           By: Team Radiology, Inc., General Partner


                           By: /s/ David P. Jones
                              -------------------------------
                           Name:
                           Title:


                           TEAM HEALTH BILLING SERVICES, L.P.


                           By: T.H.B.S., INC., General Partner


                           By: /s/ David P. Jones
                              ------------------------------
                           Name:
                           Title:


                           TRUSTEE:


                           THE BANK OF NEW YORK as Trustee


                                /s/ Patricia Gallagher
                           By: ______________________________
                           Name:  Patricia Gallagher
                           Title: Authorized Signer






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